UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2009

ATRINSIC, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 7th Avenue, 10th Floor, New York, NY 10018
(Address of Principal Executive Offices/Zip Code)

(212) 716-1977
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 31, 2009, Atrinsic, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with ShopIt, Inc., a Delaware corporation (“ShopIt”) pursuant to which the Company acquired certain assets from ShopIt, including, but not limited to ShopIt’s intellectual property, domain names and websites (including the website ShopIt.com), and assumed certain liabilities of ShopIt relating directly to the acquired assets.  In consideration for the assets, the Company at the closing (i) cancelled US $1,815,000 in aggregate principal amount of indebtedness (plus all interest, fees and other amounts owing thereon) owed by ShopIt to the Company, (ii) assumed the liabilities mentioned above in connection with the acquired assets (iii) paid to ShopIt US $450,000 and (iv) issued 380,000  shares of the Company’s common stock, of which 180,000 shares were distributed to certain secured debtholders of ShopIt and 200,000 shares were placed in escrow to be available until July 31, 2010 to satisfy any exercise by the Company of its offset rights under the Agreement.  Prior to the transaction, the Company was ShopIt’s largest secured creditor, holding a majority in interest of ShopIt’s outstanding secured convertible promissory notes.

The foregoing descriptions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibits 99.1.

A copy of a press release issued by the Company regarding this transaction is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Asset Purchase Agreement entered into on July 31, 2009, by and among Atrinsic, Inc., a Delaware corporation and ShopIt, Inc., a Delaware corporation.

99.2	Press release issued by Atrinsic, Inc., dated August 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atrinsic, Inc.

Date: August 6, 2009	By:	/s/ Andrew Zaref
Andrew Zaref
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Asset Purchase Agreement entered into on July 31, 2009, by and among Atrinsic, Inc., a Delaware corporation and ShopIt, Inc., a Delaware corporation.

99.2	Press release issued by Atrinsic, Inc., dated August 5, 2009.